Exhibit 99.1

Actinium Pharmaceuticals to Present ATNM-400 Program Update at SNMMI 2026 Conference on May 31-June 2 and Provides NYSE American Listing Standards Notice

NEW YORK, May 29, 2026 /PRNewswire/ -- Actinium Pharmaceuticals, Inc. (NYSE American: ATNM) (Actinium or the Company), a leader in the development of targeted radiotherapies, today announced it will provide a program update on its first-in-class Actinium-225 (225Ac) antibody radioconjugate, ATNM-400, highlighting new data that will be showcased across three presentations at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) 2026 Annual Meeting, taking place May 30-June 2, 2026, in Los Angeles, California. Two of the presentations showcase ATNM-400’s differentiated profile across prostate cancer and non-small cell lung cancer (NSCLC), while a third demonstrates the importance of radioconjugate optimization for radiotherapies in the context of the Company’s pipeline candidates.

With the SNMMI 2026 program now finalized, the Company is providing updated presentation details, including poster titles, presenters, dates, and times. The data to be presented reinforce the meaningful progress of the ATNM-400 program and its potential as a mutation-agnostic, pan-tumor therapy, while also demonstrating the strength of the underlying radioconjugate platform that supports Actinium’s broader pipeline. The Company anticipates multiple catalysts for ATNM-400, Actimab-A and Iomab-ACT in 2H:2026 that are expected to demonstrate the clinical potential of these programs.

ATNM-400 SNMMI 2026 Presentation Details

Poster Title: ATNM-400: A First-in-Class Non-PSMA Actinium-225 Antibody Radioconjugate Demonstrates Superior Efficacy to PSMA-617 Radioligands and ARPIs With Favorable Safety Profile in Prostate Cancer Models

Presenter: Sumit Mukherjee Ph.D., Actinium Pharmaceuticals, Inc.

Session: Oncology: Discovery & Translational Meet the Author Session

Date & Time: Tuesday, June 2, 2026 11:30am-12:15pm PT | Los Angeles, California

Poster Title: ATNM-400: A First-in-Class Actinium-225 Antibody Radioconjugate Demonstrating Durable, Mutation-Agnostic Anti-Tumor Activity in Non-Small Cell Lung Cancer Models

Presenter: Shiva Kazerounian Ph.D., Actinium Pharmaceuticals, Inc.

Session: Oncology: Discovery & Translational Meet the Author Session

Date & Time: Tuesday, June 2, 2026, 11:30am-12:15pm PT | Los Angeles, California

Poster Title: Optimizing Chelator-to-Antibody Ratio Improves Tumor Targeting and Pharmacokinetics of 225Ac-Labeled Antibodies

Presenter: Shiva Kazerounian Ph.D., Actinium Pharmaceuticals, Inc.

Session: MTA05 RPSC/CMIIT POPs and Science Pavilion Mixer

Date & Time: Sunday, May 31, 2026, 7:30-8:00pm PT | Los Angeles, California

The posters will be available on the Company website shortly after the presentations at https://ir.actiniumpharma.com/presentations-webinars.

NYSE American Continued Listing Standards Notice

Actinium also announced today that it has received a notice (the “Notice”) from the NYSE American LLC (“NYSE American”) indicating that the Company is not in compliance with the continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires a listed company to maintain stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. As of March 31, 2026, the Company reported stockholders’ equity of approximately $2.3 million and had net losses in its last five fiscal years ended December 31, 2025. The Notice also indicates that the Company is also not currently eligible for any exemption in Section 1003(a) of the Company Guide. The notice has no immediate effect on the listing or trading of the Company’s common stock on the NYSE American and the Company’s shares will continue to trade under the symbol “ATNM,” subject to compliance with other listing requirements of the Company Guide.

In connection with the non-compliance with Sections 1003(a)(ii) and (iii) of the Company Guide, the Company must submit a compliance plan by June 26, 2026, advising of actions the Company has taken or will take to regain compliance with the continued listing standards by November 27, 2027 (the “Plan Period Deadline”). If the NYSE American determines to accept the plan, the Company will be notified in writing and will be subject to periodic reviews, including quarterly monitoring, for compliance with the plan.

If the Company does not submit a plan or if the plan is not accepted, delisting proceedings will commence. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards by the Plan Period Deadline which is eighteen months from the receipt of the notice or November 27, 2027, or if the Company does not make progress consistent with the plan during the plan period, Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

Actinium currently intends to submit a plan to regain compliance within the required timeframe. There can be no assurance that the Company will be able to achieve compliance with the NYSE American's continued listing standards within the required timeframe of eighteen months from date of receipt of the notice or November 27, 2027.

About Actinium Pharmaceuticals, Inc.

Actinium is a pioneer in targeted radiotherapies designed to improve outcomes for patients with cancer. The company employs a biology-driven approach to develop differentiated radiopharmaceuticals for solid tumors and hematologic malignancies. Its mission is to transform cancer treatment through innovative radioconjugates that maximize therapeutic efficacy while minimizing toxicity to healthy tissue by combining expertise in tumor biology, translational medicine, and radiochemistry. Since inception, Actinium has focused on developing innovative radiotherapies. Its pipeline reflects this strategy across three areas: (1) solid tumor therapeutics including ATNM-400 and Actimab-A with pan-tumor potential; (2) Actimab-A as a therapeutic backbone for acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS) in collaboration with the National Cancer Institute (NCI); and (3) targeted conditioning agents including Iomab-B for bone marrow transplant and Iomab-ACT for cell and gene therapy conditioning. ATNM-400 targets a novel antigen distinct from PSMA and has demonstrated preclinical activity across metastatic castration-resistant prostate cancer (mCRPC), non-small cell lung cancer (NSCLC), and breast cancer. Actimab-A has shown improved survival in relapsed/refractory AML with CLAG-M and is advancing toward a Phase 2/3 trial, with additional development ongoing through a CRADA with the NCI. Actinium is also advancing preclinical solid tumor programs and holds ~250 patents and patent applications, including intellectual property related to cyclotron-based production of Ac-225. For more information, please visit www.actiniumpharma.com.

Forward-Looking Statements

This press release may contain projections or other “forward-looking statements” within the meaning of the “safe-harbor” provisions of the private securities litigation reform act of 1995 regarding future events or the future financial performance of the Company which the Company undertakes no obligation to update. These statements, including statements as related to regaining compliance with the rules of the NYSE American and submission of a compliance plan, are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with preliminary study results varying from final results, estimates of potential markets for drugs under development, clinical trials, actions by the FDA and other governmental agencies, regulatory clearances, responses to regulatory matters, the market demand for and acceptance of Actinium’s products and services, performance of clinical research organizations and other risks detailed from time to time in Actinium’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its most recent annual report on form 10-K, subsequent quarterly reports on Forms 10-Q and Forms 8-K, each as amended and supplemented from time to time.

Investors: investorrelations@actiniumpharma.com

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